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Exhibit 10.1

                            STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the "Agreement") ") is executed on May 15, 2004 by and among Systom Trust Joint Venture ("STJV" or "BUYER"), a Texas joint venture, and "SELLERS" Kenneth A. Phillips and Kathryn M. Phillips, husband and wife, Jarrod Phillips and Jay G. Phillips, all natural persons residing in the State of Texas.

WHEREAS, SELLERS are the record and beneficial owners of not less than Eleven Million Two Hundred Thirty One Four Hundred Ninety Two (11,376,492) shares of $.01 par value common stock of Fleetclean Systems, Inc., a Texas corporation ("FLSY");

WHEREAS, SELLERS desire to sell to BUYER Ten Million Seven Hundred Eighty Three Five Hundred Nineteen (10,783,519) shares of FLSY (the "SHARES") and to subject their remaining Five Hundred Ninety Two Thousand Nine Hundred Seventy One (592,971) shares of FLSY to a six month lock up agreement (the "Lock-up Agreement") for the CONSIDERATION, defined below, subject to the terms and conditions of this Agreement;

WHEREAS, BUYER desires to purchase the SHARES and secure the Lock-up Agreement from SELLERS for the CONSIDERATION, defined below, subject to the terms and conditions set forth below; and

WHEREAS, it is intended that the offer and sale of the securities be consummated in accordance with the exempted transaction provisions of Section 4 of the Securities Act of 1933, the Securities Act Rules and subsequent interpretations of these provisions.

NOW, THEREFORE, for and in consideration of the mutual promises herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. The Purchase and Sale of the SHARES.

On the basis of the representations and warranties herein contained, subject to the terms and conditions set forth herein, BUYER agrees to purchase the SHARES from SELLERS. Moreover, subject to the terms and conditions set forth herein, SELLERS agree to sell the SHARES to BUYER. BUYER and SELLERS agree that the Consideration shall be One Hundred Fifty Thousand Dollars ($150,000) payable in the manner set forth below. Immediately following execution of this Agreement, BUYER shall deposit One Hundred Fifty Thousand Dollars ($150,000) (the "FUNDS") into escrow. Immediately following execution of this Agreement SELLERS shall (1) deposit the SHARES and fully executed stock powers with Medallion Signature Guarantee and (2) deliver the Lock-up Agreement into escrow.


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2. Escrow of FUNDS and SHARES and Closing.

A. ESCROW. The parties agree to select Sammy Fleschler to act as escrow agent ("Escrow Agent") to hold and deliver the SHARES and the FUNDS, using accounts with MSDW, Inc. Bank One, Columbus N.A., or similar nationally recognized financial institution, together with any and all other documents reasonably requested by Escrow Agent, to assist BUYER and SELLERS in effecting the transaction contemplated herein. It is expressly understood that BUYER may transfer funds directly to SELLERS, or upon written instructions to Fleetclean Systems, Inc., Fleetclean Chemicals, Inc. or any other designees outside of the Escrow Agent, but in all cases SELLERS shall cause all SHARES to be delivered to the Escrow Agent.

B. CLOSING DATE. The closing of the purchase and sale contemplated by this Agreement (the "Closing Date") shall occur, as soon as possible, but in all cases on or before May 14, 2004, unless otherwise mutually extended. At Closing, the Escrow Agent shall deliver the FUNDS, subject to the Holdback Provisions, as described below, to SELLERS, or SELLERS's designee, and the SHARES to BUYER, or its designee(s). Notwithstanding anything to the contrary, it shall be a condition precedent to a closing under this Agreement that all Debenture Holders of FLSY shall have agreed in writing to the restructuring plan described under Subsequent Events in the Form 10-KSB of FLSY for the year ended December 31, 2003.

C. TRANSACTIONS AND DOCUMENT EXCHANGE AT CLOSING. Prior to or at the Closing, the following transactions shall occur and documents shall be exchanged, all of which shall be deemed to occur simultaneously:

         (1) By BUYER. BUYER will deliver, or cause to be delivered, to SELLERS:

                  (i) The FUNDS up to $150,000, subject to the Holdback Provisions, described below; and

                  (ii) Such other documents, instruments, and/or certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement, or which are reasonably determined by the parties to be required to effectuate the transactions contemplated in this Agreement, or as otherwise may be reasonably requested by SELLERS in furtherance of the intent of this Agreement.

         HOLDBACK PROVISIONS. BUYER and SELLERS understand and agree that BUYER is concurrently closing a transaction to acquire One Million (1,000,000) shares of Series A Convertible Preferred Stock of Fleetclean Systems, Inc. Moreover, BUYER understands that Kenneth A. Phillips has entered an Acquisition Agreement to purchase Fleetclean Chemicals, Inc. ("FCI"), a wholly-owned subsidiary of Fleetclean Systems, Inc. In connection with various transactions, BUYER and SELLERS have agreed that the FUNDS shall be in all cases credited to SELLERS, but that the available cash shall be directed/used by the Escrow Agent first to pay FLSY's auditors ($6,750), then all other creditors of FLSY or FCI, save and except those creditors or persons identified as "Retained Liabilities" under


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that certain Asset and Liability Contribution Agreement dated March 31, 2004 between FLSY and FCI Escrow Agent shall cause FCI to deliver SELLERS a promissory note for all FUNDS used to pay creditors of FCI. BUYER and SELLERS agree that the sum of Fifty Thousand Dollars ($50,000) shall remain in escrow for three months from the Closing Date. After three months, Twenty Five Thousand Dollars ($25,000) shall remain in escrow until six months after the Closing Date. During the six months following the Closing Date, the Escrow Agent is authorized to use any and all FUNDS to discharge any liabilities to creditors of FLSY or FCI, save and except liabilities to persons identified as "Retained Liabilities" under that certain Asset and Liability Contribution Agreement dated March 31, 2004 between FLSY and FCI, or any liability of FLSY incurred by or as a direct result of the actions or omissions of management of FLSY on or after the Closing Date.

(2) By SELLERS. SELLERS will deliver, or cause the following to be delivered to
BUYER:

         (i) The SHARES;

         (ii) The Lock-up Agreement;

         (iii) The resignation letters from Kenneth A. Phillips, Jay G. Phillips, and Kathryn M. Phillips as officers and directors of Fleetclean Systems, Inc.;

         (iv) Executed Written Consent to Action by Stockholders of Fleetclean Systems, Inc. dated May 14, 2004;

         (v) Release of Claims and Indemnity Agreement of Kenneth A. Phillips

         (vi) Asset and Liability Contribution Agreement dated March 31, 2004 between Fleetclean Chemicals, Inc. and Fleetclean Systems, Inc.

         (vii) Copies of corporate minute book of Fleetclean Chemicals, Inc. and original minute book of Fleetclean Systems, Inc., the corporate tax returns, state and federal of Fleetclean Systems, Inc., including all work papers, for the last 6 tax years, a copy of the current tax exempt reseller's permit of Fleetclean Systems, Inc.; and

         (viii) Such other documents, instruments, and/or certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement, or which are reasonably determined by the parties to be required to effectuate the transactions contemplated in this Agreement, or as otherwise may be reasonably requested by BUYER in furtherance of the intent of this Agreement.

(D) POST-CLOSING DOCUMENTS. From time to time after the Closing, upon the reasonable request of any party, the party to whom the request is made shall deliver such other and further documents, instruments, and/or certificates as may be necessary to more fully vest in the requesting party the Consideration or the SHARES, as provided for in this Agreement, or to enable the requesting party to obtain the rights and benefits contemplated by this Agreement.


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3. Private Offering.

A. PRIVATE OFFERING. BUYER and SELLERS understand each that the sale and exchange of securities contemplated herein constitutes a private, arms-length transaction between a willing seller and a willing buyer without the use or reliance upon a broker, distribution or securities underwriter.

B. PURCHASE FOR INVESTMENT. Neither BUYER nor SELLERS are underwriters of, or dealers in the securities to be sold and exchanged hereunder.

C. INVESTMENT RISK. Because of their financial position and other factors, the transaction contemplated by this Agreement may involve a high degree of financial risk, including the risk that one or both parties may lose its entire investment.

D. ACCESS TO INFORMATION. BUYER and SELLERS and their advisors have been afforded the opportunity to discuss the transaction with legal and accounting professionals and to examine and evaluate the financial impact of the sale and exchange contemplated herein.

4. Representations and Warranties.

BUYER hereby covenants with and represents and warrants to SELLERS that:

A. ORGANIZATION. BUYER is a Texas joint venture validly existing and in good standing, with the power and authority to carry on its business as now being conducted. The execution and delivery of this Agreement and the consummation of the transaction contemplated in this Agreement have been, or will be prior to Closing, duly authorized by all requisite action on the part of BUYER. This Agreement has been duly executed and delivered by BUYER and constitutes a binding, and enforceable obligation of BUYER;

B. THIRD PARTY CONSENT. No authorization, consent, or approval of, or registration or filing with, any governmental authority or any other person is required to be obtained or made by BUYER in connection with the execution, delivery, or performance of this Agreement or the transfer of the securities, or if required BUYER have or will obtain the same prior to Closing;

C. LITIGATION. BUYER is not a defendant against whom a claim has been made or a judgment rendered in any litigation or proceedings before any local, state or federal government, including but not limited to the United States, or any department, board, body or agency thereof; and


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D. AUTHORITY. This Agreement has been duly executed by BUYER, and the execution and performance of this Agreement will not violate, or result in a breach of, or constitute a default in any agreement, instrument, judgment, order or decree to which BUYER is a party or to which the Consideration is subject.

SELLERS hereby covenant with and represents and warrants to BUYER that:

A. SELLERS are natural persons residing in the State of Texas. This Agreement has been duly executed and delivered by SELLERS and constitutes a binding, and enforceable obligation of SELLERS;

B. THIRD PARTY CONSENT. No authorization, consent, or approval of, or registration or filing with, any governmental authority or any other person is required to be obtained or made by SELLERS in connection with the execution, delivery, or performance of this Agreement or the transfer of the securities, or if required SELLERS have or will obtain the same prior to Closing;

C. LITIGATION. SELLERS is not a defendant against whom a claim has been made or a judgment rendered in any litigation or proceedings before any local, state or federal government, including but not limited to the United States, or any department, board, body or agency thereof; and

D. AUTHORITY. This Agreement has been duly executed by SELLERS, and the execution and performance of this Agreement will not violate, or result in a breach of, or constitute a default in any agreement, instrument, judgment, order or decree to which SELLERS is a party or to which the Consideration is subject.

E. INDIVIDUAL REPRESENTATIONS OF KENNETH A. PHILLIPS. Kenneth A. Phillips represents and warrants to BUYER that to the best of his knowledge, information and belief there are no undisclosed liabilities or potential claims against Fleetclean Systems, Inc. or the SHARES. Moreover, Kenneth A. Phillips agrees to execute the 2003 state and federal income tax returns as the authorized agent of Fleetclean Systems, Inc. or to reimburse BUYER 250% of the out-of-pocket cost to prepare those returns.

5. Conditions Precedent to Closing.

All obligations under this Agreement and as an inducement for the BUYER to enter into this Agreement are subject to SELLERS' covenants and agreement to each of the following:

A. ACCEPTANCE OF DOCUMENTS. All instruments and documents delivered to BUYER pursuant to this Agreement or reasonably requested by BUYER to verify the representations and warranties of SELLERS herein, shall be satisfactory to BUYER and its legal counsel.


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B. REPRESENTATIONS AND WARRANTIES. The representations and warranties by SELLER set forth in this Agreement shall be true and correct at and as of the Closing Date, with the same force and effect as though made at and as of the date hereof, except for changes permitted or contemplated by this Agreement.

C. NO BREACH OR DEFAULT. SELLER shall have performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

All obligations under this Agreement and as an inducement for SELLERS to enter into this Agreement are subject to BUYER's covenants and agreement to each of the following:

A. ACCEPTANCE OF DOCUMENTS. All instruments and documents delivered to SELLERS or reasonably requested by SELLERS to verify the representations and warranties of BUYER herein, shall be satisfactory to SELLERS and its legal counsel.

B. REPRESENTATIONS AND WARRANTIES. The representations and warranties by BUYER set forth in this Agreement shall be true and correct at and as of the Closing Date, with the same force and effect as though made at and as of the date hereof, except for changes permitted or contemplated by this Agreement.

C. NO BREACH OR DEFAULT. BUYER shall have performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

6. Termination.

This Agreement may be terminated at anytime prior to the date of Closing by either party if (a) there shall be any actual or threatened action or proceeding by or before any court or any other governmental body which shall seek to restrain, prohibit, or invalidate the transaction contemplated by this Agreement, and which, in the judgment of such party giving notice to terminate and based upon the advice of legal counsel, makes it inadvisable to proceed with the transaction contemplated by this Agreement.

7. Miscellaneous.

A. AUTHORITY. The persons executing this Agreement are duly authorized to do so and each person has taken all action required by law or otherwise to properly and legally execute this Agreement.

B. ENTIRE AGREEMENT. This Agreement sets forth the entire understanding between the parties hereto and no other prior written or oral statement or agreement shall be recognized or enforced.


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C. SEVERABILITY. If a court of competent jurisdiction determines that any clause or provision of this Agreement is invalid, illegal or unenforceable, the other clauses and provisions of the Agreement shall remain in full force and effect and the clauses and provision which are determined to be void, illegal or unenforceable shall be limited so that they shall remain in effect to the extent permissible by law.

D. ASSIGNMENT. None of the parties hereto may assign this Agreement without the express written consent of the other parties and any approved assignment shall be binding on and inure to the benefit of such successor or, in the event of death or incapacity, on assignor's heirs, executors, administrators and successors.

E. APPLICABLE LAW. This Agreement has been negotiated and is being contracted for in the State of Texas. The parties agree that this Agreement shall be governed by the laws of the State of Texas, notwithstanding any conflict-of-law provision to the contrary.

F. ATTORNEY'S FEES. If any legal action or other proceeding (non-exclusively including arbitration) is brought for the enforcement of or to declare any right or obligation under this Agreement or as a result of a breach, default or misrepresentation in connection with any of the provisions of this Agreement, or otherwise because of a dispute among the parties hereto, the prevailing party will be entitled to recover actual attorney's fees (including for appeals and collection) and other expenses incurred in such action or proceeding, in addition to any other relief to which such party may be entitled.

G. NO THIRD PARTY BENEFICIARY. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto and their successors, any rights or remedies under or by reason of this Agreement, unless this Agreement specifically states such intent.

H. COUNTERPARTS. It is understood and agreed that this Agreement may be executed in any number of identical counterparts, each of which may be deemed an original for all purposes.

I. FURTHER ASSURANCES. At any time, and from time to time after the Closing, each party hereto will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to the SHARES to be transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

J. AMENDMENT OR WAIVER. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to Closing, this Agreement may be amended by a writing signed by all parties hereto.

K. HEADINGS. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.


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L. FACSIMILE. A facsimile, telecopy or other reproduction of this instrument may be executed by one or more parties hereto and such executed copy may be delivered by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this instrument as well as any facsimile, telecopy or other reproduction hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first written above.

BUYER
Systom Trust Joint Venture



By: /S/ SAMMY FLESCHLER
    -----------------------------
Name: Sammy Fleschler
Title: Trustee

SELLERS
Kenneth A. Phillips



By: /S/ KENNETH A. PHILLIPS
    -----------------------------
Name: Kenneth A. Phillips

Kathryn M. Phillips



By: /S/ KATHRYN M. PHILLIPS
    -----------------------------
Name: Kathryn M. Phillips

Jay G. Phillips



By: /S/ JAY G. PHILLIPS
    -----------------------------
Name: Jay G. Phillips

Jarrod Phillips



By: /S/ JARROD PHILLIPS
    -----------------------------
Name: Jarrod Phillips